Exhibit 99.1

Announcement of Fixed Income Investor Meetings

Diversified Energy Company (NYSE: DEC , LSE: DEC) (“Diversified” or the “Company”) has mandated DNB Carnegie, a part of DNB Bank ASA, as Manager and Bookrunner to arrange fixed income investor meetings commencing today, 23 January 2026. A tap issue of minimum USD 100 million of the outstanding senior secured bonds issued by the Company’s subsidiary Diversified Gas & Oil Corporation due April 2029 (ISIN NO0013513606) (the "Contemplated Bond Tap Issue") may follow, subject to inter alia market conditions.

The Company intends to use the net proceeds from the Contemplated Bond Tap Issue, if issued, for general corporate purposes.

The Contemplated Bond Tap Issue, if issued, will be offered in the United States or its territories only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “U.S. Securities Act”). The Contemplated Bond Tap Issue, if issued, will not be registered under the U.S. Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This announcement is not for publication or distribution in, directly or indirectly, Australia, Canada, Japan, Hong Kong, South Africa or any other jurisdiction in which such release, publication or distribution would be unlawful, and it does not constitute an offer or invitation to subscribe for or purchase any securities in such countries or in any other jurisdiction where to do so might constitute a violation of the local securities laws or regulations of such jurisdiction.Copies of this document may not be sent to jurisdictions, or distributed in or sent from jurisdictions, in which this is barred or prohibited by law.

For further information, please contact:

Diversified Energy Company
Doug Kris
Senior Vice President, Investor Relations & Corporate Communications
+1 973 856 2757
dkris@dgoc.com
www.div.energy

FTI Consulting
U.S. & UK Financial Public Relations
dec@fticonsulting.com

This information is considered to be inside information pursuant to the EU Market Abuse Regulation and is subject to the disclosure requirements pursuant to section 5-12 of the Norwegian Securities Trading Act. This stock exchange announcement was published by Douglas Kris, SVP, Investor Relations and Corporate Communications of Diversified on the date and time provided.

About Diversified

Diversified is a leading publicly traded energy company focused on acquiring, operating, and optimizing cash-generating energy assets. Through our unique differentiated strategy, we acquire existing, long-life assets and invest in them to improve environmental and operational performance until retiring those assets in a safe and environmentally secure manner. Recognized by ratings agencies and organizations for our sustainability leadership, this solutions-oriented, stewardship approach makes Diversified the Right Company at the Right Time to responsibly produce energy, deliver reliable free cash flow, and generate shareholder value.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words and specifically include statements regarding the Contemplated Bond Tap Issue and the use of proceeds therefrom. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated. For additional information regarding known material risks, you should also carefully read and consider the Company’s Report on Form 20-F for the year ended December 31, 2024 and subsequent filings on the Securities and Exchange Commission’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.